Exhibit 4

AMENDMENT NO. 3

dated as of December 31, 2011

to

364-DAY SECURED LIQUIDITY CREDIT FACILITY AGREEMENT

dated as of

December 31, 2008

Between

THE PROGRESSIVE CORPORATION,

as the Borrower,

and

PNC BANK, NATIONAL ASSOCIATION,

as the Lender

AMENDMENT NO. 3 TO 364-DAY SECURED LIQUIDITY CREDIT FACILITY AGREEMENT

This AMENDMENT NO. 3 TO 364-DAY SECURED LIQUIDITY CREDIT FACILITY AGREEMENT (this “Amendment”) is entered into as of December 31, 2011 between: (i) The Progressive Corporation, an Ohio corporation (the “Borrower”); and (ii) PNC BANK, NATIONAL ASSOCIATION (successor to National City Bank), as the lender (the “Lender”).

RECITALS:

A. The Borrower and the Lender are parties to the 364-Day Secured Liquidity Credit Facility Agreement, dated as of December 31, 2008, as amended by the Amendment No. 1 to 364-Day Secured Liquidity Credit Facility Agreement, dated as of December 31, 2009 and as further amended the Amendment No. 2 to 364-Day Secured Liquidity Credit Facility Agreement, dated as of December 31, 2010 (as the same may from time to time be further amended, restated or otherwise modified, the “Credit Agreement”).

B. The Borrower and the Lender desire to amend the Credit Agreement to modify certain provisions thereof.

AGREEMENT:

In consideration of the premises and mutual covenants herein and for other valuable consideration, the Borrower and the Lender agree as follows:

Section 1. Definitions. Unless otherwise defined herein, each capitalized term used in this Amendment and not defined herein shall be defined in accordance with the Credit Agreement.

Section 2. Amendments.

2.1 New Definitions. Section 1.01 of the Credit Agreement is hereby amended to add the following new definitions thereto:

“Amendment No. 3” means Amendment No. 3 to 364-Day Secured Liquidity Credit Facility Agreement, dated as of December 31, 2011, between the Borrower and the Lender.

“Amendment No. 3 Effective Date” means January 1, 2012.

2.2 Amendment to Definition of “Revolving Facility Termination Date”. The definition of “Revolving Facility Termination Date” is hereby amended and restated as follows:

“Revolving Facility Termination Date” means the earliest of (i) 364 days from the Amendment No. 3 Effective Date, (ii) December 31, 2012 and (iii) the date that the Revolving Commitments have been terminated pursuant to Section 2.09 or Section 8.02.

Section 3. Effectiveness.

3.1 Conditions Precedent. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent:

(i) Amendment Executed. This Amendment shall have been executed by the Borrower and the Lender.

(ii) Facility Fee. The Borrower shall have paid to the Lender on or before the Amendment No. 3 Effective Date a facility fee equal to $25,000.

3.2 Amendment Effective Date. This Amendment shall be effective on the date (the “Amendment Effective Date”) upon which the conditions precedent set forth in Section 3.1 above are satisfied. The Lender shall provide the Borrower written notice promptly upon the occurrence of the Amendment Effective Date. Unless otherwise specifically set forth herein, each of the amendments and other modifications set forth in this Amendment shall be effective on and after the Amendment Effective Date.

Section 4. Miscellaneous.

4.1 Representations and Warranties. The Borrower, by signing below, hereby represents and warrants to the Lender that:

(i) the Borrower has the legal power and authority to execute and deliver this Amendment;

(ii) the officers executing this Amendment on behalf of the Borrower have been duly authorized to execute and deliver the same and bind the Borrower with respect to the provisions hereof;

(iii) the execution and delivery hereof by the Borrower and the performance and observance by the Borrower of the provisions hereof do not violate or conflict with the Organizational Documents of the Borrower or any law applicable to the Borrower or result in a breach of any provision of or constitute a default under any other agreement, instrument or document binding upon or enforceable against the Borrower;

(iv) no Default or Event of Default exists under the Credit Agreement, nor will any occur immediately after the execution and delivery of this Amendment or by the performance or observance of any provision hereof;

(v) the Borrower has no claim or offset against, or defense or counterclaim to, any obligations or liabilities of the Borrower under the Credit Agreement or any other Loan Document;

(vi) this Amendment constitutes a valid and binding obligation of the Borrower in every respect, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors’ rights or by general principles of equity limiting the availability of equitable remedies; and

(vii) each of the representations and warranties set forth in Article V of the Credit Agreement is true and correct in all material respects as of the date hereof, except to the extent that any thereof expressly relate to an earlier date, in which case such representations and warranties are reaffirmed true and correct as of such earlier date.

4.2 Credit Agreement Unaffected. Each reference to the Credit Agreement or in any other Loan Document shall hereafter be construed as a reference to the Credit Agreement as amended hereby. Except as herein otherwise specifically provided, all provisions of the Credit Agreement shall remain in full force and effect and be unaffected hereby. This Amendment is a Loan Document.

4.3 Entire Agreement. This Agreement, together with the Credit Agreement and the other Loan Documents integrate all the terms and conditions mentioned herein or incidental hereto and supersede all oral representations and negotiations and prior writings with respect to the subject matter hereof.

4.4 Counterparts This Amendment may be executed in any number of counterparts, by different parties hereto in separate counterparts and by facsimile signature, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

4.5 Governing Law. THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF OHIO WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH OF THE PARTIES HERETO HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY JURISDICTION OTHER THAN THE STATE OF OHIO GOVERNS THIS AMENDMENT OR ANY OF THE OTHER LOAN DOCUMENTS.

4.6 JURY TRIAL WAIVER. EACH OF THE BORROWER AND THE LENDER HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AMENDMENT OR ANY OF THE OTHER LOAN DOCUMENTS (INCLUDING, WITHOUT LIMITATION, ANY AMENDMENTS, WAIVERS OR OTHER MODIFICATIONS RELATING TO ANY OF THE FOREGOING), OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

[Signature pages follow.]

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered as of the date first above written.

THE PROGRESSIVE CORPORATION

By:	/s/ Charles E. Jarrett
Name:	Charles E. Jarrett
Title:	Vice President and Secretary

PNC BANK, NATIONAL ASSOCIATION, as the Lender

By:	/s/ William R. McDonnell
Name:	William R. McDonnell
Title:	Senior Vice President